                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                   FORM 8-K/A
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




                Date of Report (Date of earliest event reported):
                                  APRIL 1, 1997




                            LAMAR ADVERTISING COMPANY
             (Exact name of registrant as specified in its charter)



         DELAWARE                     0-20833                   72-1205791
(State or other jurisdiction      (Commission File             (IRS Employer
     of incorporation)                 Number)               Identification No.)




             5551 CORPORATE BOULEVARD, BATON ROUTE, LOUISIANA 70808
              (Address of principal executive offices and zip code)


                                 (504) 926-1000
              (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

                  On April 1, 1997, Lamar Advertising Company (the "Company") acquired the outstanding capital stock of Penn Advertising, Inc. ("Penn") for a cash purchase price of approximately $167.0 million. Pursuant to this acquisition, the Company has acquired a total of 8,500 outdoor advertising displays throughout the states of Maryland, New York and Pennsylvania. On
June 3, 1997, the Company sold approximately 1,400 of these displays in Baltimore, Maryland to Universal Outdoor, Inc. ("Universal") for a cash purchase price of $46.5 million.

                  This Form 8-K is being amended to provide the historical financial statements and related notes of Penn as well as pro forma financial information of the Company giving effect to the Penn acquisition and subsequent sale to Universal.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

                  (a)      Financial Statements.

                           Penn Advertising, Inc. and Subsidiary Consolidated Financial Statements.

                  (b)      Pro Forma Financial Statements.

                           Lamar Advertising Company Unaudited Pro Forma Financial Statements.

                  (c)      Exhibits.


                           2.1 Stock Purchase Agreement dated as of February 7, 1997 between the Company and the stockholders of Penn Advertising, Inc. named therein. Previously filed.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  June 12, 1997                LAMAR ADVERTISING COMPANY


                                    By: /s/ Keith A. Istre
                                        ----------------------------------------
                                        Keith A. Istre
                                        Treasurer and Chief Financial Officer

                      PENN ADVERTISING, INC. AND SUBSIDIARY
                      -------------------------------------
                        CONSOLIDATED FINANCIAL STATEMENTS
                        ---------------------------------
                           DECEMBER 31, 1996 AND 1995
                           --------------------------




                                TABLE OF CONTENTS
                                -----------------




                                                                          PAGE
                                                                          ----


Independent Auditors' Report                                                1


Financial Statements

    Consolidated Balance Sheets                                             2

    Consolidated Statements of Income
        and Accumulated Deficit                                             3

    Consolidated Statements of Cash Flows                                   4

    Notes to Consolidated Financial Statements                            5-12

[LOGO OF                                  PHILIP R. FRIEDMAN AND ASSOCIATES
PHILIP R. FRIEDMAN                        ---------------------------------
AND ASSOCIATES]
                                            Certified Public Accountants

                                              YORK, PENNSYLVANIA 17403                        Members of
                                                                                          AMERICAN INSTUTUTE
WILLIAM H. FORDNEY, JR. CPA                   1601 SOUTH QUEEN STREET                            and
DAVID R. KLUNK, CPA                                     -----                           PENNSYLVANIA INSTUTUTE
STEVEN M. MERRICK, CPA               TELEPHONE (717) 843-3804 FAX (717) 854-0533                  of
JOHN H. LANE, CPA                                                                              CERTIFIED
TODD A. SPAHR, CPA                                                                        PUBLIC ACCOUNTANTS
      -----
AMY GOHN, CPA                                                                       PHILIP R. FRIEDMAN (1942-1970)
DEBRA A. TAYLOR, CPA                                                                BERNARD F. OVERBAUGH (1952-1985)
                                                                                    PRESTON H. EISENSMITH (RETIRED)
                                                                                    IRWIN S. LEVINBOOK (RETIRED)

                          INDEPENDENT AUDITORS' REPORT



Penn Advertising, Inc.
R.D. #24
P.O. Box 6157
York, PA  17406

         We have audited the accompanying consolidated balance sheets of Penn Advertising, Inc. and subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of income and accumulated deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Penn Advertising, Inc. and subsidiary as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

         The consolidated statements of income and accumulated deficit for the three months ended December 31, 1996 and 1995 are presented for purposes of additional analysis and are not a required part of the basic financial statements. Such information has not been subjected to the auditing procedures applied in the audits of the basic financial statements, and, accordingly, we express no opinion on them.


                                 /s/ Philip R. Friedman and Associates


May 13, 1997

                      PENN ADVERTISING, INC. AND SUBSIDIARY
                      -------------------------------------

                                             CONSOLIDATED BALANCE SHEETS
                                             ---------------------------

                                                                           DECEMBER 31,                         MARCH 31
                          ASSETS                                        1996            1995              1997        1996
                          ------                                    ------------    ------------     ----------  ------------
                                                                                                           (Unaudited)
Current Assets
     Cash and cash equivalents                                      $    235,741    $         --    $    16,859   $         --
     Accounts receivable, less allowance for doubtful
         accounts of $333,837 in 1996 and $393,094 in 1995             5,182,495       4,901,887      3,822,149      4,052,674
     Prepaid outdoor advertising site rentals                          1,833,908       1,743,812      1,979,345      1,912,612
     Deferred income taxes (Note 4)                                      306,980         317,498        929,932        309,417
     Other current assets                                                412,112         408,473        402,103        863,024
                                                                    ------------    ------------    -----------   ------------
         Total Current Assets                                          7,971,236       7,371,670      7,150,388      7,137,727
                                                                    ------------    ------------    -----------   ------------
Property, Plant and Equipment, at cost (Notes 2 and 3)
     Land                                                              4,281,855       4,081,466      4,281,263      4,129,471
     Buildings and improvements                                        3,157,790       3,087,999      4,122,758      3,087,999
     Outdoor advertising structures                                   58,971,564      55,400,464     59,108,287     58,440,752
     Equipment                                                         5,101,144       4,591,362      5,091,596      4,866,944
     Construction-in-progress                                            621,269         641,304        430,650        575,474
                                                                    ------------    ------------    -----------   ------------
                                                                      72,133,622      67,802,595     73,034,554     71,100,640
     Accumulated depreciation and amortization                        47,073,209      43,413,576     47,981,927     44,262,651
                                                                    ------------    ------------    -----------   ------------
                                                                      25,060,413      24,389,019     25,052,627     26,837,989
                                                                    ------------    ------------    -----------   ------------

Goodwill, net                                                         15,747,763      16,262,359     15,619,116     16,133,710
                                                                    ------------    ------------    -----------    -----------
Deferred Income Taxes (Note 4)                                         1,588,767         852,256        936,307        930,430
                                                                    ------------    ------------    -----------    -----------
Other Assets (Note 2)                                                  1,380,487       1,788,676      1,252,533      1,782,662
                                                                    ------------    ------------    -----------    -----------
                                                                    $ 51,748,666    $ 50,663,980    $50,010,971    $52,822,518
                                                                    ============    ============    ===========    ===========

        LIABILITIES AND STOCKHOLDERS' DEFICIT
        -------------------------------------

Current Liabilities
     Cash overdrafts                                                $         --    $    182,795    $        --    $   277,394
     Current portion of long-term debt (Note 3)                        4,900,000       4,425,000       4,600,000     6,550,000
     Accounts payable                                                    574,247         688,533         451,870       631,924
     Accrued income taxes (Note 4)                                     1,103,112         295,552         102,421            --
     Accrued interest                                                    394,639         528,005         687,995       963,870
     Other accrued expenses                                            1,243,341       1,036,415       1,013,606     1,093,464
                                                                    ------------    ------------    ------------   -----------
         Total Current Liabilities                                     8,215,339       7,156,300       6,855,892     9,516,652
                                                                    ------------    ------------    ------------   -----------
Long-term Debt (Note 3)                                               48,084,780      51,047,984      48,133,041    51,343,053
                                                                    ------------    ------------    ------------   -----------
Stockholders' Deficit (Notes 3 and 7)
     Common stock, Class A voting, $1 par value, 125,000
         shares authorized, 78,244 shares issued and outstanding          78,244          78,244          78,244        78,244
     Common stock, Class B non-voting, $1 par value, 25,000
         shares authorized, 2,241 and 2,266 shares issued
         and outstanding in 1996 and 1995, respectively                    2,241           2,266           2,241         2,266
     Additional paid-in capital                                       14,447,808      14,445,870      14,258,134    14,445,870
     Accumulated deficit                                             (19,079,746)    (22,066,684)    (19,316,581)  (22,563,567)
                                                                    ------------    ------------    ------------   -----------
         Total Stockholders' Deficit                                  (4,551,453)     (7,540,304)     (4,977,962)   (8,037,187)
                                                                    ------------    ------------    ------------   -----------
                                                                    $ 51,748,666    $ 50,663,980    $ 50,010,971   $52,822,518
                                                                    ============    ============    ============   ===========

    The accompanying notes are an integral part of the financial statements.

                      PENN ADVERTISING, INC. AND SUBSIDIARY
                      -------------------------------------

                                        CONSOLIDATED STATEMENTS OF INCOME AND
                                        -------------------------------------
                                                 ACCUMULATED DEFICIT
                                                 -------------------


                                                             FOR THE YEARS                          THREE MONTHS ENDED
                                                           ENDED DECEMBER 31,                            MARCH 31,
                                                        1996                1995                 1997                1996
                                                    ------------        ------------         ------------        ------------
                                                                                                        (UNAUDITED)
REVENUES
--------
     Outdoor advertising                            $ 44,320,530        $ 40,485,816         $  8,908,827        $  8,447,386
     Other                                                62,944             212,840               23,962              27,376
                                                    ------------        ------------         ------------        ------------

                                                      44,383,474          40,698,656            8,932,789           8,474,762
                                                    ------------        ------------         ------------        ------------


EXPENSES
--------
     Operating                                        13,039,969          12,185,978            3,241,660           3,135,697
     Selling and administrative                       14,278,269          13,286,483            2,975,886           3,194,534
     Depreciation and amortization                     5,446,386           4,592,128            1,279,666           1,276,755
     Interest                                          6,050,075           6,133,997            1,356,028           1,510,782
     Other                                             1,537,537             864,105              366,384             304,877
                                                    ------------        ------------         ------------        ------------

                                                      40,352,236          37,062,691            9,219,624           9,422,645
                                                    ------------        ------------         ------------        ------------

INCOME (LOSS) BEFORE INCOME
---------------------------
     TAXES                                             4,031,238           3,635,965             (286,835)           (947,883)
     -----


PROVISION (BENEFIT) FOR
-----------------------
     INCOME TAXES (NOTE 4)                             1,044,300             761,600              (50,000)           (451,000)
     ------------                                   ------------        ------------         ------------        ------------


NET INCOME (LOSS)                                      2,986,938           2,874,365             (236,835)           (496,883)
-----------------


ACCUMULATED DEFICIT,
-------------------
     beginning of period                             (22,066,684)        (24,941,049)         (19,079,746)        (22,066,684)
                                                    ------------        ------------         ------------        ------------


ACCUMULATED DEFICIT,
--------------------
     end of period                                  $(19,079,746)       $(22,066,684)        $(19,316,581)       $(22,563,567)
                                                    ============        ============         ============        ============


NET INCOME (LOSS) PER
---------------------
     COMMON SHARE                                   $      37.11        $      35.89         $      (2.94)       $      (6.17)
     ------------                                   ============        ============         ============        ============


    The accompanying notes are an integral part of the financial statements.

                      PENN ADVERTISING, INC. AND SUBSIDIARY
                      -------------------------------------

                                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                                        -------------------------------------

                                                                             YEAR ENDED                    THREE MONTHS ENDED
                                                                             DECEMBER 31,                      MARCH 31,
                                                                        1996            1995             1997             1996
                                                                    ------------    ------------     ------------     ------------
                                                                                                               (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
------------------------------------
     Net income (loss)                                              $  2,986,938    $  2,874,365      $  (236,835)    $   (496,883)
     Adjustments to reconcile net income to net cash:
         Depreciation and amortization                                 5,446,386       4,592,128        1,279,666        1,276,755
         Accretion of zero coupon convertible subordinated notes         186,796         172,076           48,261           45,069
         Deferred financing expense amortization                         274,997         279,310           61,979           70,749
         Deferred income taxes                                          (725,993)       (800,936)         (29,000)         (70,093)
         Increase (decrease) in allowance for doubtful accounts          (59,256)         88,838          (56,200)         (33,024)
                                                                    ------------    ------------      -----------     ------------
                                                                       8,109,868       7,205,781        1,067,871          792,573
     Changes in assets and liabilities:
         (Increase) decrease in accounts receivable                     (221,352)       (656,823)       1,416,548          882,237
         Increase in prepaid outdoor advertising site rentals            (90,096)       (160,787)        (145,437)        (168,800)
         Decrease (increase) in other current assets                      (3,639)          3,053           10,009         (104,439)
         Decrease in accounts payable                                   (114,286)        (75,848)        (122,377)         (56,609)
         Change in accrued income taxes                                  807,560         (29,047)        (942,183)        (645,664)
         Increase (decrease) in accrued interest                        (133,366)          5,603          293,358          435,865
         Increase (decrease) in other accrued expenses                   206,926          37,431         (229,739)          57,049
                                                                    ------------    ------------      -----------     ------------
              Net cash provided by operating activities                8,561,615       6,329,363        1,348,050        1,192,212
                                                                    ------------    ------------      -----------     ------------

CASH FLOWS FROM FINANCING ACTIVITIES
------------------------------------
     Net increase (decrease) in revolving credit facility
         and working capital facility                                   (875,000)     25,375,000                         2,375,000
     Repayment of other debt                                          (1,800,000)    (24,950,000)        (300,000)              --
     Increase (decrease) in cash overdrafts                             (182,795)        182,795                            94,599
     Sale of Class "B" common stock                                       12,513         176,799                                --
     Repurchase of Class "B" common stock                                (10,600)             --                                --
     Payments of deferred financing costs                                     --        (467,000)        (189,674)              --
                                                                    ------------    ------------      -----------     ------------
     Dividends paid
         Net cash provided (used) by financing activities             (2,855,882)        317,594         (489,674)       2,469,599
                                                                    ------------    ------------      -----------     ------------

CASH FLOWS FROM INVESTING ACTIVITIES
------------------------------------
     Purchase of property, plant and equipment, net                   (5,348,157)     (8,851,992)      (1,077,258)      (3,539,974)
     Covenants not to compete                                           (150,000)       (600,000)                         (150,000)
     Decrease in other assets                                             28,165           4,149                            28,163
                                                                    ------------    ------------      -----------     ------------
         Net cash used by investing activities                        (5,469,992)     (9,447,843)      (1,077,258)      (3,661,811)
                                                                    ------------    ------------      -----------     ------------

NET INCREASE (DECREASE) IN CASH
-------------------------------
     AND CASH EQUIVALENTS                                                235,741      (2,800,886)        (218,882)              --
     --------------------

CASH AND CASH EQUIVALENTS, January 1,                                         --       2,800,886          235,741               --
-------------------------                                           ------------    ------------      -----------     ------------

CASH AND CASH EQUIVALENTS, December 31,                             $    235,741    $         --      $    16,859     $         --
-------------------------                                           ============    ============      ===========     ============

    The accompanying notes are an integral part of the financial statements.

                      PENN ADVERTISING, INC. AND SUBSIDIARY
                      -------------------------------------
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------
                           DECEMBER 31, 1996 AND 1995
                           --------------------------


1.   SIGNIFICANT ACCOUNTING POLICIES

     NATURE OF OPERATIONS - Penn Advertising, Inc. and its subsidiary, Penn Advertising of Baltimore, Inc., (the Company) is an outdoor advertising company which operates in Pennsylvania, Maryland and New York. Substantially all revenues are from the sale of billboard advertising to national and local accounts.

     PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of Penn Advertising, Inc. and its subsidiary. All significant intercompany accounts and transactions are eliminated.

     USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     CASH AND CASH OVERDRAFTS - For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The Company uses all cash receipts to reduce borrowings and funds disbursements with additional borrowings as needed. Cash overdrafts represent uncleared disbursements.

     PROPERTY, PLANT AND EQUIPMENT - These assets are stated at cost and depreciated over their estimated useful lives using the straight-line method. Additions and major renovations are capitalized and depreciated. Maintenance, repairs and minor renovations are charged against income as incurred. Retirement gains and losses are reflected in income. Major classes of property, plant and equipment are depreciated using the following useful lives:

                Buildings and improvements                 15 to 40 years
                Outdoor advertising structures                   10 years
                Equipment                                   3 to 10 years

     GOODWILL - Goodwill is amortized using the straight-line method over forty years.

                      PENN ADVERTISING, INC. AND SUBSIDIARY
                      -------------------------------------
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------
                           DECEMBER 31, 1996 AND 1995
                           --------------------------


1.   SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

     IMPAIRMENT OF LONG-LIVED ASSETS - The Company adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of", as of January 1, 1996. Accordingly, when events or changes in circumstances indicate that the carrying value of an asset or group of assets may be impaired, the estimated future undiscounted pretax cash flows from the affected asset(s) are compared with carrying value to determine if an impairment loss must be recorded. The adoption of this standard did not have a material effect on the Company's financial position or results of operations.

     OTHER ASSETS - Deferred financing expenses related to securing financing are capitalized and amortized over the related debt's repayment period using the straight-line method.

     FINANCIAL INSTRUMENTS AND CREDIT RISK - Financial instruments include cash and cash equivalents and long-term debt. Concentrations of credit risk include accounts receivable, cash and cash equivalents. The Company deposits its cash and cash equivalents in high quality institutions. The Company's accounts receivable are largely from retail and consumer businesses whose ability to pay is subject to changes in general economic conditions.

     INTEREST - Interest paid was $5,722,000 and $5,677,000 for the years ended December 31, 1996 and 1995, respectively. Interest relating to construction of plant and equipment is capitalized as part of the related asset's cost. No interest was capitalized for the years ended December 31, 1996 or 1995.

     INCOME TAXES - The Company uses the liability method of accounting for income taxes. The provision for income taxes includes income taxes currently payable and those deferred. Deferred income taxes reflects the future tax consequences of temporary differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end. Changes in enacted tax rates are reflected in the tax provision as they occur.


2.   ACQUISITION OF POSTER AND BULLETIN DISPLAYS

     On February 26, 1996, the Company purchased 367 poster and bulletin faces located in upper New York state for $3,100,000 cash. The seller signed a three year covenant not to compete in the areas covered by the acquisition in exchange for $150,000 cash at closing.

                      PENN ADVERTISING, INC. AND SUBSIDIARY
                      -------------------------------------
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------
                           DECEMBER 31, 1996 AND 1995
                           --------------------------


2.   ACQUISITION OF POSTER AND BULLETIN DISPLAYS, CONTINUED

     On May 31, 1995, the Company acquired 564 poster and bulletin faces located in Rochester, New York. The faces and a three year covenant not to compete valued at $500,000 were purchased for $5 million cash. The Company also purchased 65 additional faces and a three year covenant not to compete valued at $100,000 in Erie, Pennsylvania on June 30, 1995 for $2 million cash. The unamortized portion of the covenants not to compete is included in other assets.


3.   LONG-TERM DEBT

     Long-term debt includes:

                                                                                   1996                  1995

         Revolving credit facility, payable
              to banks, due in 1998                                            $23,500,000           $22,625,000
         Working capital facility, payable
              to banks, due in 1998                                              1,000,000             2,750,000
         11.55% Senior Notes, payable to
              insurance companies, due in 1997 and
              1998, secured by property and equipment                           13,000,000            13,000,000
         14% Subordinated Notes, due March 31, 2002                             11,630,000            11,630,000
         11.10% Senior Notes, payable to
              insurance companies, due in semi-annual
              installments through 1997                                          1,410,000             3,210,000
         Zero Coupon Convertible Subordinated Notes,
              due March 31, 2002                                                 2,444,780             2,257,984
                                                                               -----------           -----------
                                                                                52,984,780            55,472,984
         Less amounts payable within one year                                    4,900,000             4,425,000
                                                                               -----------           -----------
                                                                               $48,084,780           $51,047,984
                                                                               ===========           ===========


     The Company's revolving credit facility consists of a $23.5 million Tranche A commitment and a $5.5 million Tranche B commitment, both maturing December 31, 1998. Interest on these credits is variable, ranging from LIBOR plus 1.75% to LIBOR plus 2%, based on leverage ratio and prime plus 0.5% to prime plus 0.75% also based on leverage ratio. The weighted average interest rate on this facility was 7.65% and 7.93% at December 31, 1996 and 1995. The debt is collateralized by property and equipment and a pledge of the Company's stock. The facility was modified on December 11, 1996 to postpone a $3,500,000 reduction scheduled for December 31, 1996 until February 28, 1997. The related commitments reduce as follows:

                         1997                        7,100,000
                         1998                       21,900,000

                      PENN ADVERTISING, INC. AND SUBSIDIARY
                      -------------------------------------
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------
                           DECEMBER 31, 1996 AND 1995
                           --------------------------


3.   LONG-TERM DEBT, CONTINUED


     The Company has agreed to make additional annual principal payments without premium to banks and insurance companies on a pro rata basis to the extent its cash flow exceeds certain thresholds.

     The insurance company notes issued by the Company carry interest rates of 11.55% and 11.10%. Prepayments of the 11.55% Senior Notes and the 11.10% Senior Notes are permitted in multiples of $100,000 at a premium equal to the applicable Yield Maintenance Premium.

     Subordinated Notes interest is payable quarterly. Prepayments of at least $500,000 may be made by paying, in addition to such principal, a premium on such principal which decreased to 10% after March 31, 1996.

     The Zero Coupon Convertible Subordinated Notes are due March 31, 2002. The face amount of $3,704,951 has been discounted using an 8% rate to $2,444,780. The notes are convertible into 19,756 shares of Class A or Class B common stock (see Note 9).

     The insurance company notes are collateralized by the Company's property and equipment. A bank has agreed to act as agent for the insurance companies in matters regarding any actions taken against the collateral under the Note Purchase Agreements or the Credit Agreement.

     The Company's financing agreements contain covenants requiring the Company to maintain cash flow and financial ratios at prescribed levels. Other covenants limit the Company's ability to incur additional debt, pay dividends, enter into leases, merge, consolidate or transfer assets, change ownership or capital structure, enter new businesses, make certain payments and enter into transactions with affiliates.

     The non-current portion of long-term debt matures in the following years:

                       1998                          34,010,000
                       2002                          14,075,000

     The carrying value of floating-rate debt approximates its fair value as of December 31, 1996 and 1995. The fair value of fixed-rate debt, excluding the Zero Coupon Convertible Subordinated Notes which were subsequently exercised, was determined by using the Company's average floating rate. The fair value of fixed-rate debt was $26,000,000 and $27,600,000 at December 31, 1996 and 1995, respectively.

                      PENN ADVERTISING, INC. AND SUBSIDIARY
                      -------------------------------------
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------
                           DECEMBER 31, 1996 AND 1995
                           --------------------------


4.   INCOME TAXES

     The provision for income taxes is summarized as follows:


                                                       1996             1995
                                                    ----------       ----------
         Currently Payable
         -----------------
              Federal                               $1,340,393       $1,166,936
              State                                    429,900          395,600
                                                    ----------       ----------

                 Total currently payable             1,770,293        1,562,536
                                                    ----------       ----------

         Deferred
         --------
              Federal                                 (788,693)        (852,136)
              State                                     62,700           51,200
                                                    ----------       ----------

                 Total deferred                       (725,993)        (800,936)
                                                    ----------       ----------

         Provision For Income Taxes                 $1,044,300       $  761,600
         --------------------------                 ==========       ==========


     Significant temporary differences giving rise to the Company's deferred tax assets and liabilities are net operating losses and depreciation differences between financial statements and tax returns.

     The Company has generated the following unrealized federal tax net operating loss and investment tax credit carryforwards. Utilization of federal tax carryforwards is limited to $542,000 in any year due to the Company's 1992 change in ownership. Federal net operating loss and investment tax credit carryforwards expire as shown below based on assumptions used in computing 1996's tax provision:

                                     Net Operating Loss   Investment Tax Credit
           Year Expires                Carryforwards          Carryforwards
           ------------              ------------------   ---------------------
               1997                      $       --             $107,800
               1999                              --               10,300
               2000                              --               18,300
               2003                       1,962,000                   --
               2004                       3,966,000                   --
               2005                       1,811,000                   --
               2007                         834,000                   --

                      PENN ADVERTISING, INC. AND SUBSIDIARY
                      -------------------------------------
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------
                           DECEMBER 31, 1996 AND 1995
                           --------------------------



4.   INCOME TAXES, CONTINUED

     Deferred tax assets at December 31, 1996 and 1995 totaled $6,515,000 and $6,822,000.

     The valuation allowance for deferred tax assets at December 31, 1996 and 1995 was $4,619,000 and $5,653,000, respectively. The decrease in the valuation allowance of $1,034,000 and $912,000 for the years ended December 31, 1996 and 1995 respectively relates primarily to utilization of deferred tax assets.

     Reconciliations of the difference between the U. S. statutory income tax rate and the annual effective book income tax rate follow:


                                                            1996          1995
                                                            ----          ----

               U. S. statutory rate                         35.0%         35.0%
               State income taxes, net of
                  federal income tax benefit                 7.4           8.0
               Non-deductible amortization and
                  other expenses                             5.0           7.3
               Other                                       (21.5)        (29.4)
                                                            ----          ----

               Annual effective book income tax rate        25.9%         20.9%
                                                            ====          ====


5.   PENSION PLANS

     The Company provides non-contributory defined benefit pension plan coverage for hourly employees (the hourly plan) and for all eligible full-time employees not covered by the hourly plan (the salaried plan). Benefits under the plans are based on employees' years of service for the hourly plan, and on employees' years of service and earnings over their careers for the salaried plan. The Company's funding policy is to make required minimum contributions, as required by various regulations. Plan assets, primarily listed bonds and stocks, are held by independent trustees.

     The weighted average discount rate used in determining the actuarial present value of projected benefit obligations was 7.5% for 1996 and 6.75% for 1995. The assumed rate of increase in future compensation levels was 5.0% for 1996 and 4.5% for 1995. The expected long-term rate of return on plan assets is 9.0% for both 1996 and 1995.

     The Company recognized $180,000 and $164,000 in pension costs for the years ended December 31, 1996 and 1995, respectively.

                      PENN ADVERTISING, INC. AND SUBSIDIARY
                      -------------------------------------
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------
                           DECEMBER 31, 1996 AND 1995
                           --------------------------


5.   PENSION PLANS, CONTINUED

     Funded status of the plans and the accrued pension cost at December 31, 1996 and 1995, follows:

                                                                    1996                       1995
                                                                 ----------                 ----------
         Accumulated benefit obligations
              - vested                                           $1,442,000                 $1,506,000
              - nonvested                                            56,000                     61,000
                                                                 ----------                 ----------
                                                                 $1,498,000                 $1,567,000
                                                                 ==========                 ==========

         Plan assets at fair value                               $1,760,000                 $1,426,000

         Projected benefit obligations for service
              to date                                             1,856,000                  1,818,000
                                                                 ----------                 ----------

         Projected benefit obligations in excess
              of plan assets                                         96,000                    392,000

         Unrecognized prior service costs                          (144,000)                  (154,000)
         Unrecognized net gain                                      229,000                      8,000
         Unrecognized transition assets                              33,000                     39,000
                                                                 ----------                 ----------

              Accrued pension cost                               $  214,000                 $  285,000
                                                                 ==========                 ==========


     Net pension cost for the periods ended December 31, 1996 and 1995 includes the following components:

                                                                     1996                       1995
                                                                  ---------                  ---------

         Service cost                                             $ 141,000                  $ 128,000
         Interest cost                                              125,000                    106,000
         Actual return on plan assets                              (185,000)                  (287,000)
         Net amortization and deferral                               76,000                    189,000
                                                                  ---------                  ---------

              Net pension cost                                    $ 157,000                  $ 136,000
                                                                  =========                  =========

                      PENN ADVERTISING, INC. AND SUBSIDIARY
                      -------------------------------------
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------
                           DECEMBER 31, 1996 AND 1995
                           --------------------------


6.   LEASES

     The Company leased a building from a partnership composed of certain related individuals. Under terms of an eight year lease, the Company paid rent of $162,000 for 1996. On March 27, 1997, the Company acquired this building from the partnership for $950,000 cash. The lease, which was accounted for as an operating lease, was canceled with the purchase.

     Total rental expenses were $5,528,000 and $5,101,000 for the years ended December 31, 1996 and 1995, respectively.


7.   STOCKHOLDERS' DEFICIT

     In 1992, TCW Capital acquired 49.9% of the Company's common stock. If TCW exercises its rights to convert zero coupon convertible notes to common stock, TCW will own approximately 60% of the Company. Certain shareholders may earn up to 8% of the Company if specified goals are achieved by December 31, 1997 (See Note 9).

     On October 3, 1996, the Company sold 25 shares of Class B common stock for $12,513. The Company repurchased 50 shares of Class B common stock on August 7, 1996 for $10,600.

     On February 28, 1995, the Board of Directors approved an offering of 868 Class B non-voting shares to key employees at $211.99 per share. On June 30, 1995, offerees purchased 834 shares for $176,799.


8.   CONTINGENCIES

     The Company is involved in litigation and administrative proceedings primarily arising in the normal course of its business. In the opinion of Management, the Company's recovery, if any, or the Company's liability, if any, under any pending litigation or administrative proceeding would not materially affect its financial condition or operations.


9.   SALE OF COMPANY

     On April 1, 1997, the Company's shareholders sold all their shares to an unrelated corporation for approximately $113,300,000 cash. A reserve of $4,500,000 was established for any post-closing items. Concurrent with the sale, the buyer repaid all of the Company's outstanding debt. Before closing, TCW Capital exercised its right to convert the Zero Coupon Convertible Notes to common stock (see notes 3 and 7).

                           LAMAR ADVERTISING COMPANY

               Index to Unaudited Pro Forma Financial Statements
               -------------------------------------------------

Pro Forma Condensed Consolidated Balance Sheet
as of March 31, 1997....................................................  2

Pro Forma Condensed Consolidated Statement of
Earnings (Loss) for the Three Months Ended
March 31, 1997..........................................................  3

Pro Forma Condensed Consolidated Statement of
Earnings (Loss) for the Year Ended
October 31, 1996........................................................  4


Notes to Unaudited Pro Forma Condensed
Consolidated Financial Statements.......................................  5

                            LAMAR ADVERTISING COMPANY

                              UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                                   March 31, 1997
                                    (dollars in thousands, except per share data)


                                                                            ACQUISITION          SALE OF         PROFORMA
                                           LAMAR           PENN ADV         ADJUSTMENTS         BALTIMORE        COMBINED
                                          -------          --------         -----------         ---------        --------

Current assets

   Cash                                    78,421               17            (73,000)(8)           (14)(8)         5,424
   Net receivables                         20,147            3,822                                 (772)(9)        23,197
   Other current assets                     6,028            3,311               (930)(10)         (488)(10)        7,921
                                          -------           ------            -------            ------           -------
      Total current assets                104,596            7,150            (73,930)           (1,274)           36,542
                                          -------           ------            -------            ------           -------


Property, plant and equipment

   Property, plant and equipment, net     174,971           25,053             32,418 (11)       (9,157)(11)      223,285
                                          -------           ------            -------            ------           -------

Other assets
   Investment securities                    1,189                0                                                  1,189
   Intangibles                             78,389           16,872            110,112 (12)      (39,078)(12)      166,295
   Deferred taxes                           6,560              936             (7,496)(13)                              0
   Other assets                             3,598                0                                                  3,598
                                          -------           ------            -------            ------           -------
      Total assets                        369,303           50,011             61,104           (49,509)          430,909
                                          =======           ======            =======            ======           =======



Current liabilities
   Current maturities of long-term debt     4,018            4,600             (4,600)(14)                          4,018
   Other current liabilities               19,959            2,256               (789)(15)          709 (15)       22,135
                                          -------           ------            -------            ------           -------
                                           23,977            6,856             (5,389)              709            26,153
                                          -------           ------            -------            ------           -------
Long-term liabilities
   Long-term debt                         278,223           48,133             45,867 (16)      (46,500)(16)      325,723
   Deferred income - Long term                864                0                                                    864
   Other liabilities                        1,900                0                                                  1,900
   Deferred tax liabiltiy                       0                0             15,648 (17)       (3,718)(17)       11,930
                                          -------           ------            -------            ------           -------
      Total Liabilities                   304,964           54,989             56,126           (49,509)          366,570
                                          -------           ------            -------            ------           -------

Stockholders' equity (deficit)

   Stockholders' equity ( deficit)         64,339           (4,978)             4,978 (18)                         64,339
                                          -------           ------            -------            ------           -------
      Total liabilities and
        stockholders' deficit             369,303           50,011             61,104           (49,509)          430,909
                                          =======           ======            =======            ======           =======

                            LAMAR ADVERTISING COMPANY

                       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS (LOSS)
                                          Three Months Ended March 31, 1997
                                    (dollars in thousands, except per share data)

                                                                              ACQUISITION         SALE OF          PROFORMA
                                                   LAMAR           PENN       ADJUSTMENTS        BALTIMORE         COMBINED
                                                -----------       -----       -----------        ---------       -----------

Revenues
          Outdoor advertising, net                   37,682       8,909           (972)(1)        (2,097)(6)          43,522
          Other income                                  165          24             (4)(1)            (4)(6)             181
                                                -----------       -----          -----             -----         -----------
                                                     37,847       8,933           (976)           (2,101)             43,703
                                                -----------       -----          -----             -----         -----------
Direct expenses
          Direct advertising expenses                13,467       3,242            600 (1)(5)       (943)(6)          16,366
          General and administrative expenses         9,253       2,976         (1,679)(1)(5)       (253)(6)          10,297
          Depreciation and Amortization               6,750       1,280          1,215 (2)           (25)(6)           9,220
                                                -----------       -----          -----             -----         -----------
                                                     29,470       7,498            136            (1,221)             35,883
                                                -----------       -----          -----             -----         -----------
Operating income                                      8,377       1,435         (1,112)             (880)              7,820
                                                -----------       -----          -----             -----         -----------
Other expense (income)
          Interest income                            (1,121)          0          1,045 (1)(3)          0                 (76)
          Interest expense                            6,944       1,356           (472)(4)             0               7,828
          Loss on disposition of assets                 447           0             (5)(1)             8 (6)             450
          Other expenses                                 13         366           (366)(1)             0                  13
                                                -----------       -----          -----             -----         -----------
                                                      6,283       1,722            202                 8               8,215
                                                -----------       -----          -----             -----         -----------

Earnings (loss) before income taxes                   2,094        (287)        (1,314)             (888)               (395)

          Income tax expense (benefit)                  798         (50)          (111)(7)          (332)(7)             305
                                                -----------       -----          -----             -----         -----------
Net earnings (loss)                                   1,296        (237)        (1,203)             (556)               (700)
                                                                  =====          =====             =====
Preferred stock dividends                                91                                                               91
                                                -----------                                                      -----------
Net earnings (loss) applicable to common stock        1,205                                                             (791)
                                                ===========                                                      ===========

Net earnings (loss)  per common share           $      0.04                                                      $     (0.03)

Weighted average number of shares outstanding    31,661,388                                                       31,661,388
                                                ===========                                                      ===========

                            LAMAR ADVERTISING COMPANY

                          UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                                             Year Ended October 31, 1996
                                    (dollars in thousands, except per share data)

                                                                              ACQUISITION         SALE OF          PROFORMA
                                                   LAMAR          PENN        ADJUSTMENTS        BALTIMORE         COMBINED
                                                -----------      ------       -----------        ---------       -----------
Revenues
          Outdoor advertising, net                  119,900      44,321         (4,992)(1)        (9,919)(6)         149,310
          Other income                                  702          63              0               (16)(6)             749
                                                -----------      ------          -----             -----         -----------
                                                    120,602      44,384         (4,992)           (9,935)            150,059
                                                -----------      ------          -----             -----         -----------
Direct expenses
          Direct advertising expenses                41,184      13,040          3,292 (1)(5)     (4,086)(6)          53,430
          General and administrative expenses        29,466      14,278         (9,151)(1)(5)     (1,082)(6)          33,511
          Depreciation and Amortization              15,549       5,447          4,535 (2)           (39)(6)          25,492
                                                -----------      ------          -----             -----         -----------
                                                     86,199      32,765         (1,324)           (5,207)            112,433
                                                -----------      ------          -----             -----         -----------
Operating income                                     34,403      11,619         (3,668)           (4,728)             37,626
                                                -----------      ------          -----             -----         -----------
Other expense (income)
          Interest income                              (240)                         0                 0                (240)
          Interest expense                           15,441       6,050         (2,517)(4)             0              18,974
          Loss on disposition of assets               1,012                        515 (1)          (233)(6)           1,294
          Other expenses                                242       1,538         (1,538)(1)             0                 242
                                                -----------      ------          -----             -----         -----------
                                                     16,455       7,588         (3,540)             (233)             20,270
                                                -----------      ------          -----             -----         -----------

Earnings before income taxes                         17,948       4,031           (128)           (4,495)             17,356

          Income tax expense                          7,099       1,044          2,527 (7)        (1,776)(6)(7)        8,894
                                                -----------      ------          -----             -----         -----------
Net earnings                                         10,849       2,987         (2,655)           (2,719)              8,462
                                                                 ======          =====             =====
Preferred stock dividends                               365                                                              365
                                                -----------                                                      -----------
Net earnings  applicable to common stock             10,484                                                            8,097
                                                ===========                                                      ===========


Net earnings per common share                   $      0.38                                                      $      0.29

Weighted average number of shares outstanding    27,562,564                                                       27,562,564
                                                ===========                                                      ===========

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS
                             (dollars in thousands)

         For purposes of determining the pro forma effect of the acquisition of Penn Advertising and sale of Baltimore on the Company's unaudited Condensed Consolidated Statements of Earnings for the three months ended March 31, 1997 and the year ended October 31, 1996, the following adjustments have been made:


                                                           Three months ended           Year ended
                                                              March 31, 1997         October 31, 1996
                                                           ------------------        ----------------

(1)      To reclassify amounts in order
         to conform to the Company's
         classification
            Outdoor advertising revenues, net                       (972)                 (4,992)
            Other income                                              (4)
            Direct expenses                                          696                   3,666
            General administrative
               expenses                                           (1,297)                 (7,635)
            Interest income                                           (4)
            Loss on disposition of assets                             (5)                    515
               Other expenses                                       (366)                 (1,538)


(2)      Represents incremental depreciation
         and amortization due to the application
         of purchase accounting.  Depreciation and
         amortization are calculated using
         accelerated and straight line methods
         over the estimated useful lives of
         the assets                                                1,215                   4,535


(3)      To eliminate historical interest
         income on the Company's financial
         statements that would not have existed
         had the transaction taken place at the
         beginning of the period                                   1,049                     ---

                                                           Three months ended           Year ended
                                                              March 31, 1997         October 31, 1996
                                                           ------------------        ----------------

(4)      Represents the net effect on interest
         expense resulting from the (i) borrowings
         used to finance the acquisition, and (ii)
         the elimination of interest expense on Penn's
         historical financial statements that related
         to debt not assumed in the Penn acquisition.               (472)                 (2,517)



(5)      To eliminate management fees charged by
         Penn's former parent company included in the
         historical financial statements that would
         not exist had the acquisition taken place in
         the beginning of the period
            Direct expenses                                          (96)                   (374)
            General and administrative                              (382)                 (1,516)


(6)      To eliminate income and expenses
         of the Baltimore subsidiary included
         in Penn's historical financial statements
            Outdoor advertising revenue, net                      (2,097)                 (9,919)
            Other income                                              (4)                    (16)
            Direct advertising expense                              (943)                 (4,086)
            General and administrative
              expenses                                              (253)                 (1,082)
            Depreciation and amortization                            (25)                    (39)
            Gain/loss on disposition of assets                         8                    (233)
            Income tax expense (benefit)                              --                      73


(7)      To record the income tax effect of the
             adjustments related to
                (i) the acquisition of Penn                         (111)                  2,527
            (ii) the sale of Baltimore                              (332)                 (1,849)

    For purposes of determining the pro forma effect of the Penn acquisition and the sale of Baltimore on the Company's unaudited condensed consolidated Balance Sheet as of March 31, 1997, the following adjustments have been made:


                                                                  Acquisition              Sale of
                                                                  Adjustments             Baltimore
                                                                  -----------             ---------

(8)      Cash
            Represents cash used in the purchase
               of Penn Advertising                                 (73,000)
            To remove the operating accounts
               related to the sale of the Baltimore subsidiary                                 (14)


(9)      Net receivables
            To record the sale of Baltimore's net
               receivables                                                                    (772)


(10)     Other current assets
            To record the sale of Baltimore's other
               current assets                                                                 (488)
            To remove the deferred tax asset
               related to the Penn acquisition                        (930)

(11)     Property, plant and equipment
            To record the net increase in advertising
               structures from the  allocation of the
               purchase price to assets acquired in the
               Penn acquisition                                     32,418
            To record the sale of Baltimore property plant
               and equipment                                                                (9,157)


(12)     Intangibles
            To record the net increase in intangibles related
               to the Penn acquisition                             110,112
            To record the net decrease in intangibles related to
               the  sale of the Baltimore subsidiary                                       (39,078)

                                                                  Acquisition              Sale of
                                                                  Adjustments             Baltimore
                                                                  -----------             ---------

(13)     Deferred tax asset
            To remove the deferred tax asset not assumed in
               the Penn acquisition                                   (936)
            To reclass the Company's historical deferred
               tax asset to deferred tax liabilities                (6,560)
                                                                    ------
                                                                    (7,496)
                                                                    ======
(14)     Current maturities of long- term debt
            To remove current maturities from Penn's
               historical balance sheet that were not
               assumed in the acquisition                           (4,600)

(15)     Other current liabilities
            To remove accrued expenses on Penn's
               historical balance sheet, not assumed in the
               acquisition                                            (789)
            To remove Baltimore's accrued expenses in
               order to properly record the sale of the subsidiary                           (431)

            To record the income taxes payable related to
               the gain on the sale of the stock of the
               Baltimore subsidiary                                                         1,140
                                                                                           ------
                                                                                              709
                                                                                           ======

(16)     Long- term debt
            To remove long term obligations not assumed
               in the Penn acquisition                             (48,133)
            To record the borrowings under the Credit Agreement     94,000
            To record the proceeds from the sale of the
               Baltimore subsidiary used to pay down borrowings
               under the Credit Agreement                                                 (46,500)
                                                                    ------                 ------
                                                                    45,867                (46,500)
                                                                    ======                 ======

                                                                  Acquisition              Sale of
                                                                  Adjustments             Baltimore
                                                                  -----------             ---------

(17)     Deferred tax liability
            To record the deferred tax liability generated
               from the acquisition of Penn Advertising             22,208
            To remove the deferred tax liability related to the
               sale of the Baltimore subsidiary                                            (3,718)
            To reclass the Company's historical deferred
               tax asset in order to show a net liability           (6,560)
                                                                    ------
                                                                    15,648
                                                                    ======


(18)     Stockholders equity
            To reverse historical equity in connection
               with the acquisition                                  4,978                    ---